Exhibit 10.2

EXECUTION COPY

RECEIVABLES SALE AGREEMENT

between

INGRAM MICRO INC.,
and such other entities party hereto from time to time as Originators

and

INGRAM FUNDING INC.,

Dated as of April 26, 2010

i

SCHEDULES AND ANNEXES

SCHEDULE I	TRADE NAMES OF THE ORIGINATORS
ANNEX A	FORM OF SUBORDINATED NOTE
ANNEX B	FORM OF JOINDER AGREEMENT

ii

RECEIVABLES SALE AGREEMENT

This RECEIVABLES SALE AGREEMENT (this “Agreement”) is entered into as of April 26, 2010 among INGRAM MICRO INC., a Delaware corporation (“Ingram”), each of the parties that has executed a Joinder Agreement in the form of Annex B hereto as originator (Ingram together with its successors and permitted assigns, and each such other party being referred to collectively as the “ Originators” and individually as an “Originator”) and INGRAM FUNDING INC., a Delaware corporation, as purchaser (together with its successors and permitted assigns, the “Company”).

PRELIMINARY STATEMENTS

Each Originator has agreed to sell, transfer and assign and the Company has agreed to purchase Receivables from time to time arising or created by each Originator, in accordance with the terms of this Agreement.

Each of the Originators and the Company intends the transactions contemplated hereby to be true sales of the Receivables from such Originator to the Company, providing the Company with the full benefits of ownership of the Pool Receivables originated by such Originator, and none of the Originators or the Company intends these transactions to be, or for any purpose to be characterized as, loans from the Company to the respective Originator.

Reference is made to that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”) of even date herewith among the Company, Ingram, as initial servicer thereunder (the “Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto and BNP Paribas, as administrative agent (the “Administrative Agent”). Pursuant to the Receivables Purchase Agreement, the Company has agreed to sell, transfer and assign to the Purchasers undivided variable percentage interests in the Pool Receivables acquired from the Originators and owned by the Company from time to time on the terms and subject to the conditions set forth therein.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Exhibit I of the Receivables Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Charged-Off Receivables” shall mean, with respect to any Collection Period, all Receivables which, in accordance with the Credit and Collection Policy, have been or should have been written-off during such Collection Period as uncollectible, including the Receivables of any Obligor which becomes subject to a voluntary or involuntary bankruptcy or insolvency proceeding.

“Company” has the meaning set forth in the preamble to this Agreement.

“Discounted Percentage” shall mean the percentage obtained from the following formula as determined by Ingram for each Originator and as agreed to by the Company as of each Settlement Date:

100% - (A + B + C + D)

Where:

A = Adjusted Loss Reserve Percentage, which as of such Settlement Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) with respect to such Originator during the six-fiscal-month period immediately preceding such Settlement Date by (b) two times the aggregate amount of RSA Collections during the three-fiscal-month period immediately preceding such Settlement Date with respect to the Receivables originated by such Originator.

B = Adjusted Interest Reserve Percentage, which as of such Settlement Date will equal the amount obtained by dividing (a) the product of (i) 1.5, (ii) average Days Sales Outstanding for the three-fiscal-month period immediately preceding such Settlement Date and (iii) the LIBO Rate for a Settlement Period of one month plus 2.00% by (b) 360.

C = The Servicing Fee Rate multiplied by average Days Sales Outstanding for the three-fiscal-month period immediately preceding such Settlement Date divided by 365.

D = Processing Expense Reserve Percentage, which will equal 0.50% and reflects the cost of the Ingram’s overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Settlement Date. With respect to each calculation set forth above with respect to a Settlement Date, such calculation as calculated on such Settlement Date shall remain in effect from and including such Settlement Date to but excluding the following Settlement Date.

“Final Transfer Date” means the earliest to occur of (i) the date on which any Originator or the Company becomes insolvent or subject to an Insolvency Proceeding, (ii) the Purchase Termination Date and (iii) the Final Payout Date.

“Indemnified Amounts” has the meaning set forth in Section 7.1.

“Indemnified Party” has the meaning set forth in Section 7.1.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

i. the ability of the Originator or the Company to perform its obligations under this Agreement or any other Transaction Document (other than the Ancillary Documents); or

ii. (A) the validity or enforceability of any Transaction Document (other than the Ancillary Documents) or (B) the validity, enforceability or collectibility of the Pool Assets, taken as a whole or any significant portion thereof.

“Originator” has the meaning set forth in the preamble to this Agreement.

“Originator Addition Date” has the meaning set forth in Section 3.3.

“Purchase” means a purchase by the Company of the Receivables and Related Assets from each Originator in accordance with Section 2.1.

“Purchase Date” means the date on which a Purchase is made pursuant to this Agreement.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchase Price Credit” has the meaning set forth in Section 2.3.

“Purchase Termination Date” means the earliest to occur of (a) April 26, 2013, (b) the Business Day which Ingram or the Company so designates by notice to the other and, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent and (c) the date as determined pursuant to Section 6.2.

“Purchase Termination Event” has the meaning specified in Section 6.1.

“Receivables Purchase Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Related Assets” has the meaning set forth in Section 2.1.

“RSA Collections” means, with respect to any Receivable, (a) all funds which are received by any Originator, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections thereof and (c) all other proceeds of such Receivable.

“RSA Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“RSA Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof, excluding any late payment charges, delinquency charges or extension or collection fees.

“RSA Records” means, all RSA Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the Receivables and any RSA Related Security therefor.

“RSA Related Security” means with respect to any Receivable:

i. all of the Seller’s and each Originator’s interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

ii. all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the RSA Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; and

iii. all of the Seller’s and each Originator’s rights, interests and claims under the RSA Contracts relating to such Receivable, and all guaranties, letters of credit, indemnities, insurance and other agreements (including the related RSA Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the RSA Contract related to such Receivable or otherwise;

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Subordinated Loan” has the meaning set forth in Section 2.2(b).

“Subordinated Note” has the meaning set forth in Section 2.2(b).

“Unmatured Purchase Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Purchase Termination Event.

Section 1.2 Other Terms. For purposes of this Agreement, the rules of construction set forth in Exhibit I of the Receivables Purchase Agreement shall govern.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

Section 2.1 Agreement to Purchase. (a) Upon the terms and subject to the conditions hereof, the Company hereby agrees to buy, and each Originator hereby agrees to sell on each Business Day from the Closing Date until the occurrence of the Final Transfer Date, and each Originator does hereby sell, assign, transfer and convey to the Company, all of such

Originator’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Receivables, (ii) all RSA Related Security with respect to any and all Receivables (it being understood that nothing contained in this Agreement shall constitute a delegation of any Originator’s duties under the RSA Contracts related to the Receivables), (iii) all RSA Records, (iv) all of such Originator’s right, title and interest, if any, in each post office box and related post office box address and Blocked Account to which RSA Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such Blocked Accounts and all amounts on deposit therein, and all related agreements between such Originator and the Blocked Account Banks, (v) all RSA Collections with respect to the foregoing, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The items listed in clauses (ii), (iii), (iv), (v) and (vi) of the proceeding sentence in relation to any Receivables are herein collectively called the “Related Assets” or with respect to any such Receivable, the “Related Asset”. On each day when the Receivables are purchased by the Company from any Originator the Company shall acquire, upon payment of the Purchase Price therefor in accordance with Section 2.2 below, all of such Originator’s right, title and interest in and to all Receivables which were not previously purchased by the Company hereunder, together with all Related Assets relating thereto.

(b) It is the intention of the parties hereto that each sale of Receivables made hereunder shall constitute a “sale of accounts”, as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Company with the full benefits of ownership of such Receivables. Except for the Purchase Price Credits owed pursuant to Section 2.3, each sale of Receivables hereunder is made without recourse to the applicable Originator; provided, however , that (i) each Originator shall be liable to the Company for the amount of any loss arising out of, and any costs and expenses incurred as a result of, a breach of the representations, warranties and covenants made by such Originator pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Company or any other Person of any obligation of any Originator or any other Person arising in connection with such Receivables, the Related Assets or any other obligations of any Originator. In view of the intention of the parties hereto that the sales of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, each Originator agrees on or prior to the date hereof to mark the master data processing records relating to the Receivables with a legend evidencing that the Company has purchased such Receivables as provided in this Agreement, in form and substance agreed to by the Administrative Agent and such Originator from time to time. Upon the reasonable request of the Company or the Administrative Agent, each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate or as the Company or the Administrative Agent may reasonably request to enforce the sale of Receivables to the Company hereunder. In addition, each Originator will, upon reasonable request, make available to the Company or to the Servicer a copy of each Contract under which a Receivable has arisen.

Section 2.2 Payment for the Purchases. (a) The “Purchase Price” with respect to any Purchase on any Purchase Date shall be an amount equal to (i) the lesser of (A) the product of (x) the aggregate RSA Outstanding Balance of the subject Receivables as of such date and (y) the Discounted Percentage and (B) an amount agreed upon by the related Originator and the Company, which amount shall allow the Company a reasonable return with respect to such

Purchase, minus (ii) any Purchase Price Credits to be credited against the Purchase Price. The Purchase Price for each Purchase shall be payable in full by the Company to the applicable Originator or its designee on the applicable Purchase Date (except that the Company may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by such Originator to the Company hereunder and which have become due and payable but remain unpaid) and shall be paid to the applicable Originator in the manner provided in Section 2.2(b).

(b) The Company shall pay each Originator the Purchase Price with respect to each Pool Receivable transferred by such Originator and the RSA Related Security therefor on the applicable Purchase Date by transfer of funds, to the extent that the Company has funds available for that purpose after satisfying the Company’s obligations under the Receivables Purchase Agreement that are due and payable. To the extent that such funds are insufficient, either (i) the Company may pay all or a part of the applicable Purchase Price by borrowing from the applicable Originator a subordinated loan (each a “Subordinated Loan”), and such Originator, subject to the remaining provisions of this paragraph, irrevocably agrees to advance such Subordinated Loan in the amount so specified by the Company or (ii) in the case of Ingram, if Ingram so elects, by notice to the Company and the Administrative Agent, the excess Receivables and Related Assets shall be deemed to have been transferred by Ingram to the Company as a capital contribution, in return for an increase in the value of the voting securities of the Company held by Ingram. All Subordinated Loans made by an Originator hereunder shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a single subordinated promissory note for each Originator in the form of Annex A hereto (the “Subordinated Note”) and shall be payable solely from funds which the Company is not then required under the Receivables Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Administrative Agent, the Purchaser Agents, the Purchasers, the “Affected Persons” or the “Indemnified Parties” (in each case, as defined therein).

Section 2.3 Purchase Price Credit Adjustments. If on any day (i) the Outstanding Balance of any Pool Receivable is reduced or adjusted by the Servicer as a result of any Dilution Factors, or (ii) any of the representations or warranties in paragraphs (h) or (n) of Section 4.1 is not true with respect to any Pool Receivable, then, in such event, the Company shall be entitled to a credit (a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder to the Originator of such Pool Receivable equal to the full amount of such reduction or adjustment (in the case of clause (i) above) or equal to the Outstanding Balance of the applicable Pool Receivable (in the case of clause (ii) above). If such Purchase Price Credit exceeds the Purchase Price in respect of the Receivables to be sold hereunder by the Originator of such Pool Receivable on any date, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note issued by the Company to such Originator; provided, further, that at any time on or after the Termination Date, the amount of any such Purchase Price Credit shall be paid by such Originator to the Company by deposit in immediately available funds into the relevant Blocked Account for application by the Servicer to the same extent as if Collections of the applicable Pool Receivable in such amount had actually been received on such date.

Section 2.4 Payments and Computations, Etc. All amounts to be paid or deposited by the Company hereunder shall be paid or deposited in accordance with the terms hereof by no later than 4:00 p.m. (New York City time) on the day when due in immediately available funds to the account of the Originators designated from time to time by the Originators or as otherwise directed by the Originators. All amounts to be paid or deposited by the Originators hereunder shall be paid or deposited in accordance with the terms hereof by no later than 4:00 p.m. (New York City time) on the day when due in immediately available funds to the account of the Company or as otherwise directed by the Company. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment. The Originators shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Originators when due hereunder, at an interest rate equal to 2.00% per annum above the “LIBO Rate” (as defined in the Receivables Purchase Agreement), payable on demand. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 2.5 Transfer of Records. (a) In connection with the purchases of Pool Receivables hereunder, each Originator hereby grants to each of the Company and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided, that should the consent of any licensor of any Originator to such grant of the license described herein be required, such Originator hereby agrees upon the request of the Company or any assignee of the Company to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the Final Transfer Date.

(b) Each Originator shall take such action reasonably requested by the Company, from time to time hereafter, that may be necessary or appropriate to ensure that the Company has an enforceable ownership interest in the Records relating to the Pool Receivables purchased from such Originator hereunder and an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Pool Receivables and/or to recreate such Records.

Section 2.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 2.1(b), the conveyance by each Originator to the Company of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall nonetheless constitute a security agreement under applicable Law. For this purpose, each Originator hereby grants to the Company a security interest in all of such Originator’s right, title and interest in, to and under all Receivables and Related Assets. After any Purchase Termination Event, the Company shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable Law, which rights and remedies shall be cumulative. In connection with the grant of the transfer of ownership or security interest in the Receivables, by signing this Agreement in the space provided, each Originator hereby authorizes the filing of all applicable UCC financing statements in all necessary jurisdictions.

Section 2.7 Servicing of Pool Receivables. (a) Pursuant to the Receivables Purchase Agreement, Ingram has been appointed as the initial Servicer thereunder, and Ingram has accepted such appointment. As the Servicer, Ingram shall be responsible for collecting the Pool Receivables, tracking, holding and remitting the Collections and fulfilling all other duties expressly assigned to it in the Receivables Purchase Agreement. The appointment of Ingram as the Servicer may be revoked as provided in the Receivables Purchase Agreement.

(b) Each Originator hereby grants to the Company, the Servicer and the Administrative Agent an irrevocable power of attorney, with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest and which may be exercised by the Administrative Agent only during the existence of a Termination Event, to take any and all steps in the name of such Originator necessary or desirable to collect any and all amounts or portions thereof due under any and all Pool Receivables and Related Assets, including endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Pool Receivables and Related Assets.

(c) Each Originator shall perform all of its obligations under the RSA Records generated by it to the same extent as if the related Receivables had not been sold hereunder and the exercise by the Company, the Servicer, the Administrative Agent or their designees of its or their rights hereunder or under the Receivables Purchase Agreement shall not relieve the Originators from such obligations.

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase from any Originator upon the effectiveness of this Agreement is subject to the following conditions precedent that on or before the date of such Purchase the Company shall have received from such Originator each in form and substance satisfactory to the Company:

(a) A counterpart of this Agreement and the other Transaction Documents to which such Originator is a party duly executed and delivered by the parties thereto;

(b) Certified copies of (i) the resolutions of the governing body of such Originator authorizing the execution, delivery, and performance by it of this Agreement and the other Transaction Documents to which it will be a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents to which it will be a party and (iii) the organizational documents of such Originator;

(c) A certificate of the Secretary or Assistant Secretary of such Originator certifying the names and true signatures of the officers of such Originator authorized to sign this Agreement and the other Transaction Documents to which it will be a party. Until the Company receives a subsequent incumbency certificate from such Originator in form and substance satisfactory to the Company, the Company shall be entitled to rely on the last such certificate delivered to it by Originator;

(d) Good standing certificates with respect to such Originator issued by the Secretary of the jurisdiction of its organization;

(e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Company may deem necessary or desirable in order to perfect (with a first priority) the interests of the Company contemplated by this Agreement and the interests of the Administrative Agent, the Purchaser Agents and the Purchasers under the Receivables Purchase Agreement;

(f) Monthly Receivables Report representing the performance of the portfolio of Receivables originated by it for the fiscal month prior to the initial Purchase;

(g) Completed UCC search reports, dated on or shortly before the date of such initial Purchase, listing all effective financing statements filed in the jurisdiction referred to in clause (e) above that name such Originator as debtor, together with copies of such financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Company may request, showing no such liens on any of the Receivables or Related Assets;

(h) Satisfactory results of a review by the Company of such Originator’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of its operating locations and satisfactory review of the Eligible Receivables in existence on the date of the initial Purchase under this Agreement; and

(i) Copies of executed Blocked Account Agreements with the Blocked Account Banks.

Section 3.2 Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) shall be subject to the further condition precedent that the following conditions precedent are satisfied:

(a) The representations and warranties contained in Section 4.1 are true and correct on and as of the date of such Purchase as though made on and as of such date (unless such representations and warranties speak only as of a prior date in which case such representations and warranties shall be true and correct as of such prior date); and

(b) No event has occurred and is continuing, or would result from such Purchase, that constitutes a Purchase Termination Event or an Unmatured Purchase Termination Event.

Section 3.3 Addition of Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Company and the Administrative

Agent, in their sole discretion, provided that the following conditions are satisfied on or before the date of such addition (an “Originator Addition Date”);

(a) Ingram shall have given the Administrative Agent and the Company at least fifteen (15) days prior written notice of such proposed addition and the identity of the proposed additional Originator;

(b) The Company shall have received an executed copy of a supplement substantially in the form of Annex B hereto (each such supplement, a “Joinder Agreement”), duly executed and delivered by such Originator;

(c) The Company shall have received certified copies of (i) the resolutions of the governing body of such Originator authorizing the execution, delivery, and performance by it of the Joinder Agreement and any other Transaction Document to which it will be a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Joinder Agreement and any other Transaction Document to which it will be a party and (iii) the organizational documents of such Originator;

(d) The Company shall have received a certificate of the Secretary or Assistant Secretary of such Originator certifying the names and true signatures of the officers of such Originator authorized to sign the Joinder Agreement and any other Transaction Document to which it will be a party. Until the Company receives a subsequent incumbency certificate from it in form and substance satisfactory to the Company, the Company shall be entitled to rely on the last such certificate delivered to it by such Originator;

(e) The Company shall have received copies of any Blocked Account Agreements to be executed with the Blocked Account Banks and such Originator;

(f) The Company shall have received acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before such Originator Addition Date under the UCC of all jurisdictions that the Company may deem necessary or desirable in order to perfect (with a first priority) the interests of the Company contemplated by this Agreement and the interests of the Administrative Agent, the Purchaser Agents and the Purchasers under the Receivables Purchase Agreement;

(g) The Company shall have received from such Originator a Monthly Receivables Report representing the performance of the portfolio of Receivables originated by such Originator for the month prior to such Originator Addition Date;

(h) The Company shall have received completed UCC search reports, dated on or shortly before such Originator Addition Date, listing all effective financing statements filed in the jurisdiction referred to in clause (f) above that name the such Originator as debtor, together with copies of such financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Company may request, showing no such liens on any of the Receivables or Related Assets;

(i) The Company shall have received satisfactory results of a review by the Company of such Originator’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of its operating locations and satisfactory review of the Eligible Receivables in existence on such Originator Addition Date;

(j) The Company shall have received good standing certificates with respect to such Originator issued by the Secretary of the jurisdiction of its organization;

(k) The prior written consent of the Administrative Agent shall have been obtained;

(l) The Company shall have received such other approvals, opinions or documents as the Company may reasonably request from such Originator, including a guarantee by Ingram of such Originator’s obligations hereunder and under any other Transaction Document to which it is a party; and

(m) No event shall have occurred and be continuing that constitutes a Purchase Termination Event or an Unmatured Purchase Termination Event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. Each Originator represents and warrants (solely as to itself and with regard to the Receivables and Related Assets originated by such Originator, as applicable), as of the Closing Date and as of each date on which a Purchase is made (unless such representations and warranties speak only as of a prior date in which case such representations and warranties shall be true and correct as of such prior date), to the Company as follows:

(a) Organization and Good Standing. It is a corporation or organization duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party, including its use of the proceeds of Purchases and the creation and perfection of all security interests provided for herein and therein, (i) are within its organizational powers, (ii) have been duly authorized by all necessary corporate and organizational action, as applicable, (iii) do not contravene or result in a default under or conflict with (1) its constitutive documents, (2) any Law applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, or for the perfection of the Company’s interests under this Agreement except for (i) the filing of the UCC financing statements referred to in Section 3.1(e) and (ii) those that have been made or obtained and are in full force and effect.

(d) Binding Obligations. Each of this Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (ii) general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

(e) Financial Statements. Solely in the case of Ingram, the consolidated balance sheets of Ingram as of January 2, 2010, and the related statements of income and retained earnings of Ingram for the fiscal year then ended, copies of which have been furnished to the Company, fairly present the financial condition of Ingram and its Subsidiaries as at such date and the results of the operations of Ingram and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied (except as otherwise noted therein).

(f) No Proceedings. There is no pending or to its knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect.

(g) Securities Act. No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h) Quality of Title. It is the legal and beneficial owner of the Receivables transferred by it and the Related Assets free and clear of any Adverse Claim (it being understood that inventory included in the Related Assets which is sold by such Originator may have been subject to an Adverse Claim prior to the time of its release upon the sale of such inventory by such Originator); upon each Purchase hereunder, the Company shall acquire a valid and enforceable perfected 100% ownership interest or a valid and enforceable perfected security interest in all of its right, title and interest in and to the Receivables and (to the extent such interest may be perfected by the filing of the financing statements referred to in Section 3.1(e) or by control) the Related Assets free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect naming it as debtor covering any Pool Receivable or the Related Assets is on file in any recording office, except those filed in favor of the Company relating to this Agreement or in favor of assignees of the Company.

(i) Accurate Reports. (i) Except as provided in clause (ii) below, any information, exhibit, financial statement, document, book, data record or report furnished or to be furnished at any time by or on behalf of it to the Company in connection with this Agreement is or will be, when taken as a whole, accurate in all material respects as of its date or (except as otherwise disclosed to the Company at such time) as of the date so furnished, and as of any time of determination, all such information theretofore furnished by or on behalf of it to the Company in connection with this Agreement, when taken as a whole, does not then contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(ii) (A) no representation is made as to any financial projections or other forward-looking information other than that it is and will be based upon assumptions and information believed by it to be reasonable and (B) information furnished with express written disclaimers with regard to the accuracy of that information, is and shall be subject to those disclaimers.

(j) Offices of Originator. Except as permitted by paragraph (b) of Section 5.1, the principal place of business and chief executive office (as such terms are used in the UCC) of it are located at the address set forth on Schedule V of the Receivables Purchase Agreement.

(k) Blocked Accounts. Except as provided in Section 1(i) of Exhibit IV of the Receivables Purchase Agreement, Schedule II of the Receivables Purchase Agreement lists all banks and other financial institutions at which it maintains any Blocked Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which each Blocked Account is held, and the complete account number therefor. All right, title and interest of it in and to, and exclusive dominion and control in respect of, each such Blocked Account (and all related post office boxes) has been transferred by it to the Company, free and clear of any Adverse Claim.

(l) No Violation. It is not in violation of any order of any court, arbitrator or Governmental Authority where such violation could reasonably be expected to result in a Material Adverse Effect.

(m) Margin Regulations. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No part of the proceeds of the sale of Receivables hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation U or Regulation X.

(n) Eligible Receivable. Each Receivable sold hereunder and included in the calculation of the Net Receivables Balance is an Eligible Receivable each time so included.

(o) No Termination Event or Unmatured Termination Event. No event has occurred and is continuing which constitutes a Purchase Termination Event or Unmatured Purchase Termination Event unless waived in writing by the Company.

(p) Accounting. It will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect (other than for tax purposes) account for the transactions contemplated hereby, in a manner that is inconsistent with the Company’s interest in the Pool Receivables and the Related Assets.

(q) Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and such policies have not changed since the Closing Date, unless (i) such change would not and could not reasonably be expected to, individually or in the aggregate, materially adversely affect the validity, enforceability or collectibility of any portion of the Pool Receivables or materially adversely affect the interests, rights or remedies of the Company under this Agreement or any other Transaction Document or with respect to any portion of the Pool Receivables or (ii) the Company (or, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent) consented to such change in writing (such consent not to be unreasonably withheld).

(r)  [RESERVED].

(s)  Names.  Its complete corporate name is set forth in the preamble to this Agreement, and it does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule I and except for names first used after the date of this Agreement and set forth in a notice delivered to the Company and the Administrative Agent pursuant to Section 5.1(b)(ii).

(t) ERISA. Except to the extent that any such termination, liability, penalty or fine would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (a) during the twelve-consecutive-month period prior to the date hereof and prior to any Purchase or Reinvestment under the Receivables Purchase Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 430(k) of the Code or Section 303(k) of ERISA and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Originator or any ERISA Affiliate of any material liability with respect to any contribution thereto, fine or penalty.

(u) Perfection Representations Documents. The perfection representations and warranties set forth in Sections 4(a), (b) and (d) of Exhibit VI of the Receivables Purchase Agreement shall be a part of this Agreement for all purposes and it hereunder makes such representations and warranties with respect to Pool Receivable transferred by it.

(v) Investment Company. It is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

(w) Legal Opinions. The factual assumptions relating to it set forth in the opinion(s) rendered by Davis, Polk & Wardwell LLP on the Closing Date, pursuant to Section 1(l) of Exhibit II of the Receivables Purchase Agreement and relating to true sale and non-consolidation matters, and in the officer’s certificates referred to in such opinion(s), are true and correct in all material respects.

(x) Payments to Applicable Originators. It is not entering into this Agreement with the intent (whether constructive or actual) to hinder, delay or defraud its present creditors and with respect to each Receivable sold by it to the Company, the Company shall have paid or promised to pay to it at the time of such sale reasonably equivalent value in consideration of the transfer of such Receivable and such transfer was not made for or on account of an antecedent debt. No transfer by it under this Agreement is or may be voidable under any section of the Bankruptcy Code.

ARTICLE V

COVENANTS

Section 5.1 Covenants of the Originators. Until the Final Payout Date and solely as to such Originator and with regard to the Pool Receivables and Related Assets originated by such Originator:

(a) Compliance with Laws. Etc. Each Originator shall comply in all respects with all applicable Laws, and preserve and maintain its corporate or organizational, as applicable, existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not and could not reasonably be expected to have a Material Adverse Effect.

(b) Offices, Records and Books of Account; Etc . Each Originator (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and keep its state of organization at the State set forth in Section 4.1(a) or, upon at least thirty (30) days’ prior written notice of a proposed change to the Company (and, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent), at any other locations in jurisdictions where all actions reasonably requested by the Company to protect and perfect the interest of the Company and its assignees in the Pool Receivables and the Related Assets have been taken and completed and (ii) shall provide the Company (and, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent) with at least thirty (30) days’ written notice prior to making any change in such Originator’s name or making any other change in such Originator’s identity or organizational structure (including through a merger) which could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term is used in the UCC; each notice pursuant to this sentence shall set forth the applicable change and the effective date thereof. Each Originator also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Originator shall, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(d) Ownership Interest Etc. Each Originator shall, at its expense, take all action necessary or reasonably requested by the Administrative Agent or Company to establish and maintain, in favor of the Company, a valid ownership interest or a first priority perfected security interest in the Pool Receivables and the Related Assets free and clear of any Adverse Claim including taking such action to perfect, protect or more fully evidence the interest of the Company under this Agreement as the Company may reasonably request.

(e) Sales, Liens, Etc. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any Pool Receivable or Related Assets except as otherwise expressly permitted by this Agreement or any other Transaction Document or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any Pool Receivable or Related Asset, or assign any right to receive income in respect of any items contemplated by this clause (e).

(f) Extension or Amendment of Pool Receivables. Except as provided in the Receivables Purchase Agreement, no Originator shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract in a manner which could affect any Pool Receivable.

(g)  Change in Business or Credit and Collection Policy.  No Originator shall (i) make any change in the character of its business or (ii) make any change in the Credit and Collection Policy, unless (x) such change would not and could not reasonably be expected to, individually or in the aggregate, materially adversely effect the validity, enforceability or collectibility of any portion of the Pool Receivables or Related Assets or otherwise, individually or in the aggregate, materially adversely affect the interests, rights or remedies of the Company under this Agreement or any other Transaction Document or with respect to any portion of the Pool Receivables or Related Assets or (y) the Company (or, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent) consented to such change in writing (such consent not to be unreasonably withheld).

(h)  Audits.  (i) Each Originator shall, from time to time during its regular business hours as reasonably requested by the Company (or, if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent), permit the Company and the Administrative Agent, or their respective agents or representatives (at such Originator's expense once each year or if a Termination Event or an Unmatured Termination Event exists), (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of such Originator relating to Pool Receivables and the Related Security, including the related Contracts, and (B) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Receivables and the Related

Security or such Originator’s performance hereunder or under the Contracts with any of the officers, employees having senior servicing positions, or agents or contractors of such Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours as reasonably requested by the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct (at such Originator’s expense (not to exceed $200,000 per year when added to expenses incurred or reimbursed by the Seller or the Servicer pursuant to this Section 5.1(h) and Sections 1(h) and 2(f) of Exhibit IV of the Receivables Purchase Agreement so long as no Termination Event or Unmatured Termination Event exists, otherwise such expenses shall not be so limited) once each year or if required when a Termination Event or Unmatured Termination Event exists) a review of its books and records with respect to the Pool Receivables. Subject to the limitations specified in the immediately preceding sentences, the Company or the Administrative Agent, or its agents and representatives, may conduct a review of the type described hereinabove whenever the Company, Required Purchasers or the Administrative Agent, as the case may be, in its and their reasonable judgment, deem such review appropriate.

(i) Change in Blocked Account Banks, Blocked Accounts and Payment Instructions to Obligors. No Originator shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account (or the related post office box) from those listed in Schedule II of the Receivables Purchase Agreement, or make any change in its instructions to Obligors regarding payments to be made to such Originator or payments to be made to any Blocked Account (or related post office box), unless the Company and the Administrative Agent shall have consented prior thereto in writing and the Company and the Administrative Agent shall have received copies of all agreements and documents (including Blocked Account Agreements) that either may request in connection therewith. Notwithstanding the foregoing, any Originator may from time to time add Blocked Accounts at a domestic office of any commercial bank that has a short term debt rating of at least “A-1” by S&P or “P-1” by Moody’s and is reasonably acceptable to the Administrative Agent and the Company (such consent not to be unreasonably withheld) so long as in connection therewith such Originator delivers to the Company and the Administrative Agent a fully executed Blocked Account Agreement with such commercial bank.

(j) Deposits to Blocked Accounts. Each Originator shall (i) instruct all Obligors (other than Excluded Obligors) to make payments of all Pool Receivables originated by such Originator to one or more Blocked Accounts directly or to post office boxes or lock-boxes to which only Blocked Account Banks have access (and shall instruct the Blocked Account Banks to cause all items and amounts relating to such Pool Receivables received in such post office boxes or lock- boxes to be removed and deposited into a Blocked Account on a daily basis), (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it into a Blocked Account not later than one (1) Business Day after receipt thereof, (iii) instruct or cause to be instructed all Excluded Obligors to make payments to accounts other than to a Blocked Account and (iv) remove or cause to be removed any funds other than Collections of Pool Receivables deposited in a Blocked Account no later than one (1) Business Day after deposit therein (except in the case of Collections of Specified Excluded Receivables and for the period of ninety (90) days after the Closing Date, in which case no later than five (5) Business Days after deposit therein). Each Blocked Account shall at all times be subject to a Blocked Account Agreement.

(k) Marking of Records. At its expense, each Originator shall mark the master data processing records with a systems message relating to Pool Receivables and related Contracts, including with a legend, as mutually agreed upon, evidencing that such Pool Receivables and related Contracts have been sold to the Company in accordance with this Agreement.

(l)           Merger, Sale of Assets. No Originator shall:

(i) be a party to any merger or consolidation, except that, so long as no Purchase Termination Event has occurred or would occur immediately after giving effect thereto or would result therefrom, such Originator may merge with any other Person, provided that such Originator is the survivor of such merger; or

(ii) sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of such Originator and its consolidated Subsidiaries (taken as a whole) other than the assignments and transfers contemplated by the Transaction Documents, to another Person, or liquidate or dissolve.

(m) Reporting Requirements. Each Originator will (except with respect to clause (i) and (ii), in which case Ingram will) provide to the Company, the Administrative Agent and each Purchaser Agent the following:

(i) promptly after filing, copies of each Form 10-K, Form 10-Q, and Form 8-K (or any respective successor forms) filed with the Securities and Exchange Commission (“SEC”) (or any successor authority) or any national securities exchange and to the extent not disclosed in such Forms 10-K, Forms 10-Q, and Forms 8-K (or respective successor forms) for the applicable period, copies of the following financial statements, reports, notices and information: (A) within ninety (90) days after the end of its fiscal year, a copy of the annual audit report of such Originator and its Consolidated Subsidiaries and (B) within sixty (60) days after the end of each of the first three fiscal periods, a copy of the unaudited consolidated financial statements of Ingram and its Consolidated Subsidiaries; provided that Ingram shall be deemed to have provided all such forms, financial statements or reports on the date on which such forms, financial statements or reports are posted (or a link thereto is provided) on the Ingram’s website on the Internet at http://www.ingrammicro.com/ or the SEC’s website on the Internet at www.sec.gov/edgar/searchedgar/webusers.htm;

(ii) promptly after the filing thereof, copies of any registration statements (other than the exhibits thereto and excluding any registration statement on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors, and employees of Ingram or any of its Subsidiaries); provided that Ingram shall be deemed to have provided all such registration statements on the date on which such registration statements are posted (or a link thereto is provided) on the Ingram’s website on the Internet at http://www.ingrammicro.com/ or the SEC’s website on the Internet at www.sec.gov/edgar/searchedgar/webusers.htm;

(iii) as soon as possible and in any event within two (2) Business Days after becoming aware of the occurrence of a Purchase Termination Event or an Unmatured Purchase Termination Event with respect to such Originator or any Pool Receivables originated by it, a statement of a financial officer or the general counsel of such Originator setting forth details of such Purchase Termination Event or Unmatured Purchase Termination Event and the action that such Originator has taken and proposes to take with respect thereto;

(iv) promptly (and in any case within two (2) Business Days) upon becoming aware of the institution of any steps by any Originator or any other Person to terminate any Pension Plan other than pursuant to Section 4041(b) of ERISA, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA or Section 430(k) of the Code, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Originator furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any other event with respect to any Pension Plan which, in any such case, results in, or would reasonably be expected to result in, a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(v) such other information respecting the Pool Receivables or the condition or operations, financial or otherwise, of such Originator or any of its Affiliates as the Company or the Administrative Agent may from time to time reasonably request with respect to the transactions contemplated under the Transaction Documents, the Pool Receivables or the condition, operations, financial or otherwise of such Originator; and

(vi) promptly after the occurrence thereof, notice of any event which is reasonably likely to have a Material Adverse Effect.

(n) Purchasers’ Reliance. Each Originator hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrative Agent are entering into the transactions contemplated by the Receivables Purchase Agreement in reliance upon the Company’s identity as a separate legal entity from such Originator. Therefore, from and after the date of execution and delivery of this Agreement, each Originator shall take all reasonable steps including all steps that a Purchaser Agent or the Administrative Agent may from time to time reasonably request, to maintain the Company’s identity as a separate legal entity and to make it manifest to third parties that the Company is an entity with assets and liabilities distinct from those of such Originator and not just a division of such Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) shall not hold itself out to third parties as liable for the debts of the Company nor purport to own the Pool Receivables and Related Assets acquired by the Company hereunder or otherwise, (ii) solely in the case of Ingram, shall take all other actions necessary on its part to ensure that the Company is at all times in compliance with the covenants set forth in Section 1(l) of Exhibit IV of the Receivables Purchase Agreement and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between each Originator and the Company on an arm’s-length basis.

(o) Perfection Covenants. The perfection covenants set forth in Section 7 of Exhibit VI of the Receivables Purchase Agreement shall be a part of this Agreement for all purposes and each Originator hereunder makes such covenants.

(p) Separateness. Ingram shall comply in all material respects with the factual assumptions relating to it set forth in the in the opinion(s) rendered by Davis, Polk & Wardwell LLP on the Closing Date, pursuant to Section 1(l) of Exhibit II of the Receivables Purchase Agreement relating to true sale and non-consolidation matters.

(q) Negative Pledge of Company’s Equity Interest. Ingram shall not create, or (other than by operation of mandatorily applicable Law arising as a result of an event or circumstance which does not otherwise result in a Termination Event or Unmatured Termination Event, such as an inchoate tax lien) permit to be created, any Adverse Claims with respect to any share of the Company’s voting securities (whether now owned or hereafter acquired), any cash dividends or stock dividends received or receivable in connection with the Company’s voting securities, unless the holder(s) of such Adverse Claim(s) shall have entered into an intercreditor agreement with the Administrative Agent, each Purchaser Agent and each Purchaser in form and substance satisfactory to the Administrative Agent and each Purchaser Agent.

(r) Negative Pledge of Subordinated Notes. No Originator shall create, or (other than by operation of mandatorily applicable Law arising as a result of an event or circumstance which does not otherwise result in a Termination Event or Unmatured Termination Event, such as an inchoate tax lien) permit to be created, any Adverse Claims with respect to any of the Subordinated Notes (including any payment or distribution in connection therewith), unless the holder(s) of such Adverse Claim(s) shall have entered into an intercreditor agreement with the Administrative Agent, each Purchaser Agent and each Purchaser in form and substance satisfactory to the Administrative Agent, and each Purchaser Agent.

(s) Inventory Repurchase and Floorplan Agreements. Ingram hereby agrees that it shall deliver or cause to be delivered to the Administrative Agent, no later than 90 days after the date hereof (or such later date as may be agreed by the Administrative Agent) a certified copy of each material inventory repurchase or floorplan agreement to which the Servicer is a party or is bound by.

(t) Accounting for Purchases. Each Originator agrees that it shall not, directly or indirectly prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions and the Subordinated Notes contemplated hereby) in any manner other than as a sale of the Pool Receivables and other Related Assets originated by such Originator to the Company or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) (other than capital contributions and the Subordinated Notes contemplated hereby) in any manner other than as sales of the Pool Receivables and other Related Assets originated by such Originator to the Company; provided, however, that this subsection shall not apply for any tax or tax accounting purposes.

ARTICLE VI

PURCHASE TERMINATION EVENTS

Section 6.1 Purchase Termination Events. Each of the following events shall be a “Purchase Termination Event”:

(a) Any Originator shall fail to make any payment required under this Agreement and such failure to make such payment shall continue for one (1) Business Day; or

(b) (i) Any representation or warranty made or deemed made by any Originator pursuant to clauses (a), (h), (k) and (x) of Section 4.1 shall prove to have been incorrect or untrue in any respect when made or deemed made; (ii) any representation or warranty made or deemed made by any Originator (or any of its respective officers) pursuant to clauses (i) and (n) of Section 4.1 or any information or report delivered by any Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (or to the extent such representation and warranty shall be qualified by materiality or by reference to a “material adverse effect” standard, such representation or warranty shall be untrue in any respect), unless such representation or warranty is capable of being remedied and such Originator shall have remedied such incorrect or untrue representation and warranty within one (1) Business Day after becoming aware of such failure; or (iii) any other representation or warranty made or deemed made by any Originator under or in connection with this Agreement or a Transaction Document to which they are a party shall prove to have been incorrect or untrue in any material respect when made or deemed made (or to the extent such representation and warranty shall be qualified by materiality or by reference to a “material adverse effect” standard, such representation or warranty shall be untrue in any respect), unless such representation or warranty is capable of being remedied and such Originator shall have remedied such incorrect or untrue representation and warranty within five (5) Business Days; provided that a Purchase Termination Event shall not occur in connection with a breach of any of the representations referred to in clauses (h) or (n) of Section 4.1 if either (i) the aggregate of the Receivables Interest does not exceed 100% after a recalculation of the Receivables Interests excluding the related Receivable or Receivables from the Net Receivables Balance or (ii) the aggregate of the Receivables Interest does not exceed 100% after recalculation of the Receivables Interest excluding such Receivable or Receivables from the Net Receivable Balance and the payments required to be made hereunder in connection with such exclusion have been made; or

(c) (i) Any Originator shall fail to perform or observe any other term, covenant or agreement contained in clauses (a), (b), (d), (e), (g)(i), (i) and (m)(iii) of Section 5.1; (ii) any Originator shall fail to perform or observe any term, covenant or agreement contained in clause (j)(i) of Section 5.1, unless the aggregate Outstanding Balance of Pool Receivables of the affected Obligor is less than $5,000,000 and such Originator shall remedy such failure within two (2) Business Days after becoming aware of such failure; (iii) any Originator shall fail to perform or observe any term, covenant or agreement contained in clause (j)(ii) of Section 5.1, unless the aggregate amount of Collections not deposited in accordance therewith is less than $5,000,000 and such Originator shall remedy such failure within two (2) Business Days after becoming aware of such failure; (iv) any Originator shall fail to perform or observe any term, covenant or agreement contained in clause (j)(iv) of Section 5.1, such Originator shall fail to remedy such failure within the earlier of (A) two (2) Business Days after becoming aware of such failure and (B) five (5) Business Days after such failure has occurred; (v) any Originator shall fail to perform or observe any other term, covenant or agreement contained in clause (c) of Section 5.1 and such failure shall remain unremedied for three (3) Business Days; and (vi) any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days after receiving notice or becoming aware of such failure; or

(d) This Agreement or any Purchase pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or the Company shall for any reason cease to have, a valid and enforceable perfected 100% ownership interest or shall for any reason cease to have a valid and perfected first priority security interest in each Pool Receivable and the Related Assets, free and clear of any Adverse Claim (other than as a result of the filing by the Administrative Agent, any Purchaser Agent or any Purchaser of UCC-3 termination statements with respect to the Pool Receivables or Related Assets); or

(e) Any “Termination Event”  shall  occur  under  and  as defined  in  the Receivables Purchase Agreement and  the  “Termination  Date”  shall  have been  declared thereunder as a result thereof; or

(f)  The Company’s net worth falls below the Required Capital Amount; or

(g)  (i) Institution of any steps by any Originator or any other Person to terminate a Pension Plan if, as a result of such termination, any Originator or any ERISA Affiliate could be required to make a contribution in excess of $100,000,000 (or the equivalent thereof in any other currency), to such Pension Plan; or could reasonably expect to incur a liability or obligation in excess of $100,000,000 (or the equivalent thereof in any other currency), to such Pension Plan; or

(ii) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 430(k) of the Code or 303(k) of ERISA.

Section 6.2 Remedies. If any of the Purchase Termination Events set forth in Section 6.1 shall exist, the Company may, by notice to the Originators, declare the Purchase Termination Date to have occurred (in which case the Purchase Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in clause (g) of Exhibit V of the Receivables Purchase Agreement with respect to any Originator, the Purchase Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Purchase Termination Date, the Company shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnities by the Originators. Without limiting any other rights that the Company or any of its employees, agents, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under applicable Law, each Originator hereby, jointly and severally, agrees to indemnify each Indemnified Party from and against any and all claims, damages, losses, liabilities, penalties, reasonable and documented costs and expenses (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document (whether directly or indirectly), the transactions contemplated thereby or the use of proceeds of Purchases or the ownership of any Pool Receivable or any related Contract or any action taken or omitted by any of the Indemnified Parties in connection therewith (including any action taken by the Administrative Agent as attorney-in-fact for any Originator under any Transaction Document), whether arising by reason of the acts to be performed by such Originator hereunder or otherwise, or arising in respect of any Pool Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent finally determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Pool Receivables, (c) Indemnified Amounts in respect of taxes, which shall be governed exclusively by Section 1.9 of the Receivables Purchase Agreement; provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of any Indemnified Party to such Originator for any amounts otherwise specifically provided to be paid by such Originator hereunder. Any Indemnified Amounts shall be paid by the Originators to the applicable Indemnified Party within five (5) Business Days following such Indemnified Party’s written demand therefor, setting forth, in reasonable detail, the calculation of such amount and the basis of such demand. Without limiting the foregoing, and subject to the exclusions and timing set forth in the preceding sentences, the Originators shall pay each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of (A) any Pool Receivable included by any Originator or the Servicer (so long as the Servicer is Ingram or an Affiliate of Ingram) in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such calculation or (B) any other information provided by any Originator to the Company with respect to the Pool Receivables or this Agreement to be true and correct;

(ii) the failure of any representation or warranty or statement (i) made in writing by any Originator, (ii) deemed made by any Originator under or in connection with this Agreement or any other Transaction Document to have been true and correct in all respects when made;

(iii)  the failure by any Originator to comply with any covenant set forth in Section 5.1;

(iv) the failure by any Originator to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(v) the failure to vest in the Company a valid and enforceable (A) perfected 100% ownership interest in the Pool Receivables and the Related Assets with respect thereto and (B) first priority perfected security interest in the Pool Receivables and Related Assets as and when required by Section 2.6, in each case, free and clear of any Adverse Claim;

(vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivables and the Related Assets in respect thereof, whether at the time of any Purchase or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or relating to collection activities with respect to such Pool Receivable (if such collection activities were performed by any Originator or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by any Originator or any of its Affiliates);

(viii) any failure of any Originator to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party or to perform its duties or obligations under the Contracts;

(ix) any products liability claim, environmental liability claim, personal injury claim, property damage suit or other claim, investigation, litigation or proceeding arising out of or in connection with (a) merchandise, insurance or services which are the subject of any Contract (b) any Transaction Document or (c) a Pool Receivable or the related Contract;

(x) the commingling of Collections of Pool Receivables at any time with other funds of any Originator;

(xi) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document or the use of proceeds of Purchases or the ownership of any Pool Receivable or Related Assets;

(xii) any distribution of Collections all or a portion of which shall thereafter be rescinded or otherwise must be returned for any reason;

(xiii) any Originator’s failure to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the Pool Receivables;

(xiv) any attempt by any Person to void any transfer by any Originator to the Company of Pool Receivables hereunder under statutory provisions or common law or equitable action, including, any provision of the Bankruptcy Code;

(xv) any failure of a Blocked Account Bank to comply with the terms of the applicable Blocked Account Agreement which results from any act or failure to act on the part of any Originator; or

(xvi) any rebate or discount granted to the Obligor of any Pool Receivable to the extent a Purchase Price Credit was not timely received as otherwise required hereunder.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall be effective unless in a writing signed by the Company (and if the Receivables Purchase Agreement shall then be in effect, the Administrative Agent and the Majority Purchasers), and, in the case of any amendment, by the other parties thereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. It is expressly understood and acknowledged that during the period the Receivables Purchase Agreement shall be in effect, the prior consent of the Administrative Agent and the Majority Purchasers shall be required in accordance with the terms thereof in order for the Company to grant any consent, authorization or approval requested of the Company hereunder, or for the Company to agree to any amendment, waiver or other modification to the terms or conditions of this Agreement.

Section 8.2 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when received (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

Section 8.3 Assignability; Subordination. (a) This Agreement shall be binding upon and inure to the benefit of each Originator, the Company and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights or delegate any of its obligations hereunder or transfer any interest herein without the prior written consent of the Company. Each Originator acknowledges and hereby provides its consent that the Company, pursuant to the Receivables Purchase Agreement, shall assign to the Administrative Agent, for the benefit of the Purchasers and Purchaser Agents, all of its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Receivables Purchase Agreement. Each Originator agrees that the Administrative Agent, as the assignee of the Company, shall, subject to the terms of the Receivables Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Company’s rights and remedies under this Agreement (including the right to give or withhold any consents or approvals of the Company to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Administrative Agent, the Purchasers and the Purchaser Agents in the exercise of such rights and remedies. Each Originator further agrees to give to the Administrative Agent and the Purchaser Agents copies of all notices it is required to give to the Company hereunder.

(b) Each Originator agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have against the Company or any assets or properties of the Company, including any obligation or claim under the applicable Subordinated Note or otherwise in respect of the applicable Subordinated Loan, whether arising hereunder or otherwise existing, shall in accordance with the terms of this Agreement be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Company owing to the Administrative Agent, the Purchaser Agents, the Purchasers, the Affected Persons and the “Indemnified Parties” (as defined in the Receivables Purchase Agreement) under or in connection with the Receivables Purchase Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Administrative Agent, the Purchaser Agents, the Purchasers, the Affected Persons and the “Indemnified Parties” (as defined in the Receivables Purchase Agreement) and their respective assignees.

(c) Each assignor may, in connection with any assignment, but subject to Section 6.6 of the Receivables Purchase Agreement, disclose to the applicable assignee any information relating to the Pool Receivables furnished to such assignor by or on behalf of such Originator or the Company.

Section 8.4 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 7.1 the Originators shall pay to the Company on demand all reasonable and documented out-of- pocket costs and expenses (other than taxes) in connection with (x) the preparation, execution, delivery of this Agreement and the other Transaction Documents and (y) the administration (including periodic auditing of Pool Receivables) of this Agreement, and the other documents and agreements to be delivered hereunder, including reasonable Attorney Costs for the Company with respect to advising the Company as to its rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses, if any (including Attorney Costs), of the Company in connection with the enforcement of this Agreement and the other Transaction Documents. Any amounts payable under this Section 8.4(a) shall be paid by the Originators to the Company within five (5) Business Days following written demand therefor, setting forth, in reasonable detail, the calculation of such amount and the basis for such demand.

(b) In addition, the Originators shall pay to the Company and each Indemnified Party and Affected Person on demand any and all stamp and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to hold the Company and each Indemnified

Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 8.5 No Proceedings; Limitation on Payments. Each Originator covenants and agrees that it will not institute against, or join any other Person in instituting against, either the Company or any Conduit Purchaser any Insolvency Proceeding for one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser outstanding. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amounts to such Originator pursuant to this Agreement unless the Company has received funds which are not required to be paid to the Conduit Purchaser, the Administrative Agent or another Indemnified Party pursuant to the Receivables Purchase Agreement. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against or corporate obligation of the Company for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.

Section 8.6 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND EACH ORIGINATOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND EACH ORIGINATOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND EACH ORIGINATOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 8.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 8.8 Termination: Survival of Termination. This Agreement shall terminate on the Final Transfer Date. The provisions of Section 7.1, 8.4, 8.5, 8.6 and 8.9 shall survive any termination of this Agreement.

Section 8.9 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH ORIGINATOR WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF

ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE COMPANY AND EACH ORIGINATOR AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 8.10 Entire Agreement. This Agreement and the other Transaction Documents required to be delivered hereunder embody the entire agreement and understanding between the Company and each Originator, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 8.11 Headings. The captions and headings of this Agreement and in any Schedule or Annex are for convenience of reference only and shall not affect the interpretation hereof or thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INGRAM MICRO INC., as Originator

By:	/s/ Alain Monie
Name: Alain Monie
Title: President and Chief Operating Officer

By:	/s/ William D. Humes
Name: William D. Humes
Title: Senior Executive Vice President and Chief Financial Officer

1600 East St. Andrew Place Santa Ana, California 92705 Attention: Corporate Treasurer Telephone No.: (714) 382-4458 Facsimile No.: (714) 566-7918

With a copy to:

1600 East St. Andrew Place Santa Ana, California 92705 Attention: General Counsel Telephone No.: (714) 382-2018 Facsimile No.: (714) 566-9370

INGRAM FUNDING INC.,

By:	/s/ Alain Monie
Name: Alain Monie
Title: President

c/o Ingram Micro Inc. 1600 East St. Andrew Place Santa Ana, California 92705 Attention: Corporate Treasurer Telephone No.: (714) 382-4458 Facsimile No.: (714) 566-7918

With a copy to: 1600 East St. Andrew Place Santa Ana, California 92705 Attention: General Counsel Telephone No.: (714) 382-2018 Facsimile No.: (714) 566-9370